Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report on Form 10-K of Sealed Air Corporation (the “Company”) for the fiscal year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Edward L. Doheny, II, as President and Chief Executive Officer of the Company, and William G. Stiehl, as Acting Chief Financial Officer and Chief Accounting Officer and Controller of the Company, each hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ EDWARD L. DOHENY, II
Name: Edward L. Doheny, II
Title: President and Chief Executive Officer

Date: February 21, 2018

By:	/s/ WILLIAM G. STIEHL
Name: William G. Stiehl
Title: Acting Chief Financial Officer, Chief Accounting Officer and Controller

Date: February 21, 2018